NEWS RELEASE

ASTEC REPORTS SECOND QUARTER 2026 RESULTS

Second Quarter 2026 Overview (all comparisons are made to the corresponding prior year second quarter unless otherwise specified):

•Net sales of $408.1 million, increased 23.6%
•Net income of $10.5 million; Adjusted net income of $21.8 million
•EBITDA of $35.6 million; Adjusted EBITDA of $42.6 million
•Diluted EPS of $0.45; Adjusted EPS of $0.94
•Operating cash flow of $52.8 million year to date; Free cash flow of $37.3 million year to date
•Backlog of $601.1 million grew 57.9%

CHATTANOOGA, Tenn. (August 5, 2026) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the second quarter ended June 30, 2026.

"We reported second quarter results with increased net sales, EBITDA and backlog. Materials Solutions orders continued to remain strong, while dealers reported healthy inventory levels and rental conversions." said Jaco van der Merwe, Chief Executive Officer. Mr. van der Merwe went on to say, "For Infrastructure Solutions, order patterns remained consistent with the prior year, however macro-driven events are impacting the timing of shipments for asphalt plants. As such, we are revising our full year 2026 adjusted EBITDA guidance from the previous range of $170 million to $190 million to $160 million to $175 million."

	GAAP				Adjusted
(in millions, except per share and percentage data)	2Q 2026	2Q 2025	Change		2Q 2026	2Q 2025	Change
Net sales	$408.1	$330.3	23.6%
Infrastructure Solutions	228.3	204.6	11.6%
Material Solutions	179.8	125.7	43.0%
Backlog	601.1	380.8	57.9%
Infrastructure Solutions	288.6	256.1	12.7%
Material Solutions	312.5	124.7	150.6%
Income from operations	20.4	21.4	(4.7)%		35.2	26.8	31.3%
Operating margin	5.0%	6.5%	(150)	bps	8.6%	8.1%	50	bps
Effective tax rate	30.0%	25.7%	430	bps	26.8%	25.4%	140	bps
Net income attributable to controlling interest	10.5	16.7	(37.1)%		21.8	20.8	4.8%
Diluted EPS	0.45	0.72	(37.5)%		0.94	0.90	4.4%
EBITDA (a non-GAAP measure)	35.6	29.0	22.8%		42.6	33.8	26.0%
EBITDA margin (a non-GAAP measure)	8.7%	8.8%	(10)	bps	10.4%	10.2%	20	bps

Segments Results

Our reportable segments are comprised of sites based upon the nature of the products or services produced, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations.

Infrastructure Solutions - Design, engineer, manufacture and market a complete line of asphalt plants, concrete plants and their related components and ancillary equipment, including industrial automation controls and telematics platforms, as well as supply asphalt road construction equipment, industrial thermal systems, land clearing, recycling and other heavy equipment, along with aftermarket parts.
•Net sales of $228.3 million increased 11.6% compared to the same period the prior year due largely to demand for concrete, mobile paving, forestry equipment and inorganic contributions. Backlog increased 12.7%. Implied orders
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declined sequentially by $51.1 million, or 20.0%, to $204.3 million. The book-to-bill ratio was 89.5%. Both were primarily due to macro-driven conservatism by certain asphalt plant customers.
•Segment Operating Adjusted EBITDA of $32.9 million increased 2.2% and Segment Operating Adjusted EBITDA margin of 14.4% decreased 130 basis points compared to the second quarter the prior year.

Materials Solutions - Design and manufacture hard and soft rock processing equipment, in addition to servicing and supplying parts for the aggregate, civil construction, energy, mining, hydro-electric, recycling, ports and bulk material handling markets.
•Net sales of $179.8 million increased by 43.0% due to anticipated resurgence of dealer and customer demand for aggregate crushing, screening and conveying equipment. Implied orders increased sequentially by $79.7 million, or 45.3%, to $255.7 million. The book to bill ratio stood at 142.2%.
•Segment Operating Adjusted EBITDA of $22.1 million increased $7.8 million, or 54.5%, and Segment Operating Adjusted EBITDA margin of 12.3% increased 90 basis points versus the same period in 2025.

Liquidity and Cash Flow
•Our total liquidity was $265.8 million, consisting of $75.7 million of cash and cash equivalents available for operating purposes and $190.1 million available for additional borrowings under our revolving credit facility.
•Operating Cash Flow in the quarter was $12.1 million and Free Cash Flow in the quarter was $4.7 million.

Second Quarter Capital Allocation
•Capital expenditures of $7.4 million.
•Dividend payment of $0.13 per share.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, August 5, 2026, at 8:30 A.M. Eastern Time, to review its second quarter 2026 financial results.

To access the call (Local) dial +1 (585) 542-9983 or (Toll-Free) +1 (833) 461-5787, meeting ID: 875163491 on Wednesday, August 5, 2026, at least 10 minutes prior to the scheduled time for the call.

International dial-ins can be accessed at: https://help.events.q4inc.com/eahc/international-dial-in-numbers

You may also access a live webcast of the call, and twelve month replay, at: https://events.q4inc.com/attendee/875163491

You will need to give your name and company affiliation and reference Astec.

A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website at www.astecindustries.com within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate, the United States and global economies and guidance for fiscal 2026. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, including those risks described in Part II, Item 1A in our most recent Quarterly Report on Form 10-Q, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-
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looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provide useful information to investors. These non-GAAP measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the tables.

When we provide guidance for adjusted EBITDA we do not provide a reconciliation of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjusted items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our Company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
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Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$408.1	$330.3	$804.4	$659.7
Cost of sales	301.3	242.0	598.5	479.0
Gross profit	106.8	88.3	205.9	180.7

Operating expenses:
Selling, general and administrative expenses	85.5	67.0	175.7	138.9
Restructuring and other operating charges (gains), net	0.9	(0.1)	0.8	(0.1)
Total operating expenses	86.4	66.9	176.5	138.8
Income from operations	20.4	21.4	29.4	41.9

Other (expenses) income:
Interest expense	(7.1)	(2.1)	(14.5)	(4.1)
Other income, net	1.7	3.3	2.9	4.5
Income before income taxes	15.0	22.6	17.8	42.3
Income tax provision	4.5	5.8	6.0	11.2
Net income	10.5	16.8	11.8	31.1
Net income attributable to controlling interest	$10.5	$16.7	$11.8	$31.0

Earnings per common share
Basic	$0.46	$0.73	$0.51	$1.36
Diluted	0.45	0.72	0.51	1.35

Weighted average shares outstanding
Basic	23,014	22,877	22,977	22,855
Diluted	23,292	23,075	23,271	23,026

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Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Reportable segment net sales exclude intersegment sales.

	Three Months Ended June 30,
	2026	2025	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$228.3	$204.6	$23.7		11.6%
Materials Solutions	179.8	125.7	54.1		43.0%
Net sales	$408.1	$330.3	$77.8		23.6%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$32.9	$32.2	$0.7		2.2%
Materials Solutions	22.1	14.3	7.8		54.5%
Segment Operating Adjusted EBITDA - Reportable Segments	55.0	46.5
Reconciliation of Segment Operating Adjusted EBITDA to "Income before income taxes"
Corporate and Other	(12.4)	(12.7)
Transformation program	(4.6)	(3.4)
Restructuring and other related charges	(1.2)	—
Acquisition and integration costs	(1.2)	(1.4)
Interest expense, net	(6.2)	(0.5)
Depreciation and amortization	(14.4)	(6.0)
Net income attributable to noncontrolling interest	—	0.1
Income before income taxes	$15.0	$22.6

Segment Operating Adjusted EBITDA Margin	2026	2025	Change
Infrastructure Solutions	14.4%	15.7%	(130)	bps
Materials Solutions	12.3%	11.4%	90	bps

(Continued)

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Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA (Continued)
(In millions, except percentage data; unaudited)

	Six Months Ended June 30,
	2026	2025	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$465.3	$440.6	$24.7		5.6%
Materials Solutions	339.1	219.1	120.0		54.8%
Net sales	$804.4	$659.7	$144.7		21.9%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$67.7	$75.1	$(7.4)		(9.9)%
Materials Solutions	31.0	19.5	11.5		59.0%
Segment Operating Adjusted EBITDA - Reportable Segments	98.7	94.6
Reconciliation of Segment Operating Adjusted EBITDA to "Income before income taxes"
Corporate and Other	(25.8)	(25.6)
Transformation program	(8.4)	(10.3)
Restructuring and other related charges	(1.2)	—
Acquisition and integration costs	(4.1)	(2.2)
Interest expense, net	(12.8)	(1.9)
Depreciation and amortization	(28.6)	(12.4)
Net income attributable to noncontrolling interest	—	0.1
Income before income taxes	$17.8	$42.3

Segment Operating Adjusted EBITDA Margin	2026	2025	Change
Infrastructure Solutions	14.5%	17.0%	(250)	bps
Materials Solutions	9.1%	8.9%	20	bps
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Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash, cash equivalents and restricted cash	$76.8	$72.0
Investments	1.8	2.1
Trade receivables, contract assets and other receivables, net	219.1	218.7
Inventories, net	460.3	466.0
Other current assets, net	58.4	57.8
Total current assets	816.4	816.6
Property, plant and equipment, net	239.9	222.3
Other long-term assets	359.2	328.3
Total assets	$1,415.5	$1,367.2

Liabilities
Current liabilities:
Accounts payable	$107.6	$93.5
Customer deposits	73.2	83.7
Other current liabilities	143.6	150.8
Total current liabilities	324.4	328.0
Long-term debt	365.4	319.6
Other long-term liabilities	36.6	38.0
Total equity	689.1	681.6
Total liabilities and equity	$1,415.5	$1,367.2

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Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$11.8	$31.1
Adjustments to reconcile net income to net cash provided by operating activities	43.5	27.8
Distributions to deferred compensation programs' participants	(0.2)	(0.6)
Change in operating assets and liabilities	(2.3)	(24.9)
Net cash provided by operating activities	52.8	33.4
Cash flows from investing activities:
Acquisitions, net of cash acquired	(68.2)	—
Expenditures for property and equipment	(15.5)	(7.8)
Proceeds from sale of property and equipment	0.5	0.2
Proceeds from insurance	0.1	—
Purchase of investments	(0.9)	(0.6)
Sale of investments	0.3	0.5
Net cash used in investing activities	(83.7)	(7.7)
Cash flows from financing activities:
Payment of dividends	(6.0)	(5.9)
Proceeds from borrowings on credit facilities and bank loans	135.9	102.3
Repayments of borrowings on credit facilities and bank loans	(91.1)	(125.0)
Sale of Company stock by deferred compensation programs, net	—	0.1
Withholding tax paid upon vesting of share-based compensation awards	(2.6)	(0.7)
Net cash provided by (used in) financing activities	36.2	(29.2)
Effect of exchange rates on cash	(0.5)	1.4
Increase (decrease) in cash, cash equivalents and restricted cash	4.8	(2.1)
Cash, cash equivalents and restricted cash, beginning of period	72.0	90.8
Cash, cash equivalents and restricted cash, end of period	$76.8	$88.7

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We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets.

Beginning with the announcement of results for the third quarter of 2025, we have excluded amortization of acquired intangibles from the presentation of Adjusted income from operations, Adjusted net income attributable to controlling interest and Adjusted EPS. We have adopted this change to remove the effect of non-cash charges that are not affected by operations in any particular period unless an intangible asset becomes impaired, or the useful life of an intangible asset is revised.

Additionally, beginning with the announcement of results for the first quarter of 2026, we have included the gain or loss on sale of property and equipment in the presentation of Adjusted income from operations, Adjusted net income attributable to controlling interest, Adjusted EPS and Adjusted EBITDA.

Prior periods have been updated to reflect these changes.

We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item unless otherwise noted below, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives include our multi-year phased implementation of a standardized enterprise resource planning system. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities, to the extent that they are experienced, may include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These costs are recorded in "Restructuring and other operating charges (gains), net" in the Consolidated Statements of Operations.

•Goodwill impairment - Goodwill impairment charges, to the extent that they are experienced, are recorded in "Goodwill impairment" in the Consolidated Statements of Operations.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring and other operating charges (gains), net" in the Consolidated Statements of Operations.

•Amortization of acquired intangible assets - Non-cash charges related to the amortization of acquired intangible assets. These costs are typically included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

•Acquisition and integration costs - Costs associated with the pursuit of acquisition opportunities or the effected acquisition and integration of acquired businesses. These costs are typically included in "Cost of sales" and "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

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Astec Industries Inc.
GAAP vs Non-GAAP Adjusted Income from Operations Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$408.1	$330.3	$804.4	$659.7

Income from operations	$20.4	$21.4	$29.4	$41.9
Adjustments:
Transformation program	4.6	3.4	8.4	10.4
Restructuring and other related charges	1.2	—	1.2	—
Amortization of acquired intangible assets	7.8	0.6	15.7	1.3
Acquisition and integration costs	1.2	1.4	4.1	2.2
Adjusted income from operations	$35.2	$26.8	$58.8	$55.8
Adjusted operating margin	8.6%	8.1%	7.3%	8.5%

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Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to controlling interest	$10.5	$16.7	$11.8	$31.0
Adjustments:
Transformation program	4.6	3.4	8.4	10.4
Restructuring and other related charges	1.2	—	1.2	—
Amortization of acquired intangible assets	7.8	0.6	15.7	1.3
Acquisition and integration costs	1.2	1.4	4.1	2.2
Income tax impact of adjustments	(3.5)	(1.3)	(6.9)	(3.2)
Adjusted net income attributable to controlling interest	$21.8	$20.8	$34.3	$41.7

Diluted EPS	$0.45	$0.72	$0.51	$1.35
Adjustments:
Transformation program (a)	0.21	0.15	0.36	0.44
Restructuring and other related charges	0.05	—	0.05	—
Amortization of acquired intangible assets	0.33	0.03	0.67	0.06
Acquisition and integration costs	0.05	0.06	0.18	0.10
Income tax impact of adjustments	(0.15)	(0.06)	(0.30)	(0.14)
Adjusted EPS	$0.94	$0.90	$1.47	$1.81

(a) Calculation includes the impact of a rounding adjustment

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Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$408.1	$330.3	$804.4	$659.7

Net income attributable to controlling interest	$10.5	$16.7	$11.8	$31.0
Interest expense, net	6.2	0.5	12.8	1.9
Depreciation and amortization	14.4	6.0	28.6	12.4
Income tax provision	4.5	5.8	6.0	11.2
EBITDA	35.6	29.0	59.2	56.5
EBITDA margin	8.7%	8.8%	7.4%	8.6%

Adjustments:
Transformation program	4.6	3.4	8.4	10.3
Restructuring and other related charges	1.2	—	1.2	—
Acquisition and integration costs	1.2	1.4	4.1	2.2
Adjusted EBITDA	$42.6	$33.8	$72.9	$69.0
Adjusted EBITDA margin	10.4%	10.2%	9.1%	10.5%

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Astec Industries Inc.
Free Cash Flow Reconciliation
(In millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$12.1	$12.9	$52.8	$33.4
Expenditures for property and equipment	(7.4)	(3.9)	(15.5)	(7.8)
Free cash flow	$4.7	$9.0	$37.3	$25.6
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